As filed with the Securities and Exchange Commission on May 11, 2016

Registration No. 333- 193394

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENSKE AUTOMOTIVE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

(For Co-registrants, Please See Table of Other Registrants on the Following Page)

Delaware	22-3086739
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2555 Telegraph Road

Bloomfield Hills, Michigan 48302

(248) 645-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Shane M. Spradlin

Executive Vice President and General Counsel

2555 Telegraph Road

Bloomfield Hills, Michigan 48302

Telephone No.: (248) 648-2560

Facsimile No.: (248) 648-2515

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:  From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.0001 per share	(1)	(1)	(1)	(1)
Preferred Stock, par value $0.0001 per share	(1)	(1)	(1)	(1)
Debt Securities	(1)	(1)	(1)	(1)
Subsidiary Guarantees of Debt Securities(2)	(1)	(1)	(1)	(1)
Warrants(3)	(1)	(1)	(1)	(1)
Rights to Purchase Common Stock(4)	(1)	(1)	(1)	(1)

(1)          An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.  In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

(2)          Pursuant to Rule 457(n) under the Securities Act of 1933, no separate filing fee is payable in respect of the subsidiary guarantees.

(3)          Includes warrants to purchase debt securities, warrants to purchase common stock and warrants to purchase preferred stock.

(4)          There are hereby registered such indeterminate number of rights to purchase common stock as may be issued as a dividend for which no separate consideration will be received to holders of common stock and related securities entitling such holders to subscribe for and purchase common stock registered hereunder.

TABLE OF OTHER REGISTRANTS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
ATC CHATTANOOGA, LLC	Delaware	38-3944558

ATC KNOXVILLE, LLC	Delaware	36-4798298

ATC REALTY INVESTMENTS, LLC	Oklahoma	46-1057967

ATC WEST TEXAS, LLC	Delaware	38-3933090

ATLANTIC AUTO FUNDING CORPORATION	Delaware	16-1480801

ATLANTIC AUTO SECOND FUNDING CORPORATION	Delaware	16-1502671

ATLANTIC AUTO THIRD FUNDING CORPORATION	Delaware	16-1505549

AUTO MALL PAYROLL SERVICES, INC.	Florida	65-0168491

AUTOMOTIVE MEDIA HOLDINGS, LLC	Delaware	27-0487960

BOWEN REALTY INVESTMENTS, LLC	Oklahoma	73-1199575

BRETT MORGAN CHEVROLET-GEO, INC.	Delaware	62-1666250

CENTRAL FORD CENTER, INC.	Arkansas	71-0472936

CJNS, LLC	Delaware	86-1024936

CLASSIC AUTO GROUP, INC.	New Jersey	22-3115638

CLASSIC ENTERPRISES, LLC	Delaware	22-3115638

CLASSIC IMPORTS, INC.	New Jersey	22-3528527

CLASSIC MANAGEMENT COMPANY, INC.	New Jersey	22-3271563

CLASSIC MOTOR SALES, LLC	Delaware	22-3555425

CLASSIC NISSAN OF TURNERSVILLE, LLC	Delaware	52-2097845

CLASSIC OLDSMOBILE-PONTIAC-GMC TRUCK, LTD.	Texas	74-2355160

CLASSIC SPECIAL ADVERTISING, INC.	Texas	74-2821777

CLASSIC SPECIAL AUTOMOTIVE GP, LLC	Texas	74-2974762

CLASSIC SPECIAL AUTOMOTIVE, LTD.	Texas	74-2974762

CLASSIC SPECIAL HYUNDAI, LTD.	Texas	74-2974736

CLASSIC SPECIAL, LLC	Texas	74-2974736

CLASSIC TURNERSVILLE, INC.	New Jersey	22-3523436

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
COUNTY AUTO GROUP PARTNERSHIP	New Jersey	13-3678489

COVINGTON PIKE DODGE, INC.	Delaware	62-1470261

CYCLE HOLDINGS, LLC	Delaware	26-1860955

D. YOUNG CHEVORLET, LLC	Delaware	35-2035177

DAN YOUNG CHEVROLET, INC.	Indiana	35-1123225

DAN YOUNG MOTORS, LLC	Delaware	35-2035179

DANBURY AUTO PARTNERSHIP	Connecticut	06-1349205

DEALER ACCESSORIES, LLC	Delaware	26-0111056

DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP	New Jersey	22-3186252

DIFEO HYUNDAI PARTNERSHIP	New Jersey	22-3186280

DIFEO LEASING PARTNERSHIP	New Jersey	22-3193493

DIFEO NISSAN PARTNERSHIP	New Jersey	22-3186257

DIFEO PARTNERSHIP, LLC	Delaware	22-3145559

DIFEO TENAFLY PARTNERSHIP	New Jersey	22-3186285

EUROPA AUTO IMPORTS, INC.	California	95-2305855

FLORIDA CHRYSLER PLYMOUTH, INC.	Florida	59-2676162

FRN OF TULSA, LLC	Delaware	74-2870051

GENE REED CHEVROLET, INC.	South Carolina	57-0714181

GMG MOTORS, INC.	California	95-2691214

GOODSON NORTH, LLC	Delaware	74-2962022

GOODSON SPRING BRANCH, LLC	Delaware	74-2962017

HBL, LLC	Delaware	38-3635872

HILL COUNTRY IMPORTS, LTD.	Texas	74-2585314

HT AUTOMOTIVE, LLC	Delaware	41-2251059

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
HUDSON MOTORS PARTNERSHIP	New Jersey	22-3186282

KMT/UAG, INC.	California	95-3189650

LANDERS AUTO SALES, LLC	Delaware	84-1664308

LANDERS BUICK-PONTIAC, INC.	Arkansas	71-0765000

LANDERS FORD NORTH, INC.	Arkansas	71-0833592

LATE ACQUISITION I, LLC	Delaware	33-1011098

LATE ACQUISITION II, LLC	Delaware	33-1011096

MICHAEL CHEVROLET-OLDSMOBILE, INC.	South Carolina	57-0917132

MOTORCARS ACQUISITION III, LLC	Delaware	38-3526235

MOTORCARS ACQUISITION IV, LLC	Delaware	38-3569545

MOTORCARS ACQUISITION V, LLC	Delaware	87-0721680

MOTORCARS ACQUISITION VI, LLC	Delaware	86-1121782

MOTORCARS ACQUISITION, LLC	Delaware	38-3526432

NATIONAL CITY FORD, INC.	Delaware	33-0834429

OCT PARTNERSHIP	New Jersey	22-3248303

PAG ACQUISITION 27, LLC	Delaware	27-0398643

PAG ACQUISITION 28, LLC	Delaware	27-0398588

PAG ACQUISITION 48, LLC	Delaware	n/a

PAG ACQUISITION 49, LLC	Delaware	n/a

PAG ACQUISITION 50, LLC	Delaware	n/a

PAG ACQUISITION 51, LLC	Delaware	n/a

PAG ACQUISITION 52, LLC	Delaware	n/a

PAG ACQUISITION 53, LLC	Delaware	n/a

PAG ACQUISITION 54, LLC	Delaware	n/a

PAG ACQUISITION 55, LLC	Delaware	n/a

PAG ANNAPOLIS JL1, LLC	Delaware	46-3695869

PAG ARKANSAS F1, LLC	Delaware	45-3265105

PAG ARKANSAS F2, LLC	Delaware	45-4552146

PAG ATLANTA MANAGEMENT, INC.	Delaware	13-3865530

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
PAG AUSTIN H1, LLC	Delaware	n/a

PAG AZ PROPERTIES, LLC	Delaware	26-1377262

PAG BEDFORD A1, LLC	Delaware	27-3969879

PAG BEDFORD P1, LLC	Delaware	27-3969933

PAG BEDFORD PROPERTIES, LLC	Delaware	n/a

PAG CHANTILLY M1, LLC	Delaware	26-1377251

PAG CLOVIS T1, INC.	Delaware	26-1857570

PAG CONNECTICUT LR1, LLC	Delaware	47-2218165

PAG CYCLES MI, LLC	Delaware	46-3817133

PAG DAVIE P1, LLC	Delaware	46-3687094

PAG DISTRIBUTOR S1, LLC	Delaware	87-0766681

PAG EAST, LLC	Delaware	35-2036025

PAG EDISON B1, LLC	Delaware	n/a

PAG GOODYEAR F1, LLC	Delaware	86-1024935

PAG GREENWICH B1, LLC	Delaware	n/a

PAG GREENWICH HOLDINGS, LLC	Delaware	46-4033557

PAG INTERNATIONAL SERVICES, LLC	Delaware	46-4042748

PAG INVESTMENTS, LLC	Delaware	27-5082711

PAG MADISON L1, LLC	Delaware	46-0992715

PAG MADISON T1, LLC	Delaware	46-0983205

PAG MARIN M1, INC.	Delaware	27-4171554

PAG MCALLEN H1, LLC	Delaware	46-3643632

PAG MCALLEN T1, LLC	Delaware	46-3655017

PAG MENTOR A1, INC.	Ohio	34-1403202

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
PAG MICHIGAN HOLDINGS, LLC	Delaware	30-0193048

PAG NEW JERSEY A1, LLC	Delaware	47-5025018

PAG NEW JERSEY CS, LLC	Delaware	81-2315006

PAG NEW JERSEY JL1, LLC	Delaware	47-5068848

PAG NEW JERSEY P1, LLC	Delaware	47-5038322

PAG NORTH SCOTTSDALE BE, LLC	Delaware	26-1363608

PAG NORTHERN CALIFORNIA MANAGEMENT, INC.	Delaware	27-1068131

PAG ONTARIO B1, INC.	Delaware	46-0738871

PAG ORANGE COUNTY L1, INC.	Delaware	47-4863566

PAG ORANGE COUNTY MANAGEMENT COMPANY, INC.	Delaware	45-3981423

PAG ORANGE COUNTY RR1, INC.	Delaware	45-4896142

PAG ORANGE COUNTY S1, INC.	Delaware	47-0957524

PAG ORLANDO GENERAL, LLC	Delaware	26-1207380

PAG ORLANDO LIMITED, LLC	Delaware	26-1206643

PAG ORLANDO PARTNERSHIP, LTD.	Florida	26-1340023

PAG PENNSYLVANIA CS, LLC	Delaware	81-2338272

PAG SAN FRANCISCO N1, INC.	Delaware	27-3979807

PAG SANTA ANA AVW, INC.	Delaware	27-1339782

PAG SANTA ANA B1, INC.	Delaware	45-2267865

PAG SURPRISE T1, LLC	Delaware	n/a

PAG TEMPE M1, LLC	Delaware	26-1377292

PAG TEXAS MANAGEMENT COMPANY, LLC	Delaware	45-3981193

PAG TURNERSVILLE AU, LLC	Delaware	26-4426061

PAG WASHINGTON A1, LLC	Delaware	81-2292613

PAG WEST ACQUISITION 8, INC.	Delaware	n/a

PAG WEST ACQUISITION 9, INC.	Delaware	n/a

PAG WEST BAY MIT, LLC	Delaware	27-3042965

PAG WEST, LLC	Delaware	13-3914611

PALM AUTO PLAZA, LLC	Delaware	65-1272503

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
PEACHTREE NISSAN, INC	Georgia	58-1273321

PENSKE CAR RENTAL (DT) MEMPHIS, LLC	Delaware	32-0442689

PENSKE CAR RENTAL HOLDINGS, LLC	Delaware	46-0788554

PENSKE CAR RENTAL INDIANA, LLC	Delaware	80-0877574

PENSKE CAR RENTAL MEMPHIS, LLC	Delaware	35-2452611

PENSKE COMMERCIAL VEHICLES US, LLC	Delaware	46-2758677

PETER PAN MOTORS, INC.	California	94-1747384

PMRC, LLC	Delaware	22-3881752

RELENTLESS PURSUIT ENTERPRISES, INC.	California	93-1008771

SA AUTOMOTIVE, LTD.	Arizona	86-0583813

SAU AUTOMOTIVE, LTD.	Arizona	86-0839423

SCOTTSDALE 101 MANAGEMENT, LLC	Delaware	n/a

SCOTTSDALE FERRARI, LLC	Arizona	86-0981831

SCOTTSDALE MANAGEMENT GROUP, LTD.	Arizona	86-0573438

SCOTTSDALE PAINT & BODY, LLC	Delaware	n/a

SDG AUTOMOTIVE INVESTMENTS, LLC	Ohio	20-1680626

SIGMA MOTORS INC.	Arizona	86-1047752

SINGLE SOURCE TRUCK PARTS, LLC	Delaware	n/a

SK MOTORS, LLC	Delaware	32-0212884

SL AUTOMOTIVE, LLC	Delaware	38-3763696

SOMERSET MOTORS PARTNERSHIP	New Jersey	22-3186283

SOMERSET MOTORS, INC.	New Jersey	22-2986160

SUN MOTORS, LLC	Delaware	30-0438071

TAMBURRO ENTERPRISES, INC.	Nevada	88-0485938

THE AROUND THE CLOCK FREIGHTLINER GROUP, LLC	Oklahoma	73-1199515

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
UAG ARKANSAS FLM, LLC	Delaware	87-0766675

UAG ATLANTA H1, LLC	Delaware	30-0282545

UAG ATLANTA IV MOTORS, INC.	Georgia	58-1092076

UAG CAPITOL, INC.	Delaware	76-0759095

UAG CAROLINA, INC.	Delaware	13-3959601

UAG CENTRAL NJ, LLC	Delaware	90-0131625

UAG CENTRAL REGION MANAGEMENT, LLC	Indiana	38-3537233

UAG CHANTILLY AU, LLC	Delaware	87-0766680

UAG CHCC, INC.	New Jersey	22-2990922

UAG CHEVROLET, INC.	New Jersey	22-2762327

UAG CITRUS MOTORS, LLC	Delaware	59-3525335

UAG CLASSIC, INC.	Delaware	13-3987807

UAG CLOVIS, INC.	Delaware	76-0759096

UAG CONNECTICUT, LLC	Delaware	06-1589742

UAG DULUTH, INC.	Texas	58-1786146

UAG EAST, LLC	Delaware	13-3944970

UAG ESCONDIDO A1, INC.	Delaware	20-3697398

UAG ESCONDIDO H1, INC.	Delaware	20-3697348

UAG ESCONDIDO M1, INC.	Delaware	20-3697423

UAG FAYETTEVILLE I, LLC	Delaware	71-0858576

UAG FAYETTEVILLE II, LLC	Delaware	71-0858577

UAG FAYETTEVILLE III, LLC	Delaware	71-0858578

UAG FINANCE COMPANY, INC.	Delaware	13-3953915

UAG GRACELAND II, INC.	Delaware	13-3991339

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
UAG HOUSTON ACQUISITION, LTD.	Texas	38-3542915

UAG HUDSON CJD, LLC	Delaware	87-0766678

UAG HUDSON, INC.	New Jersey	22-1919268

UAG INTERNATIONAL HOLDINGS, INC.	Delaware	51-0393682

UAG KISSIMMEE MOTORS, LLC	Delaware	58-2361341

UAG LANDERS SPRINGDALE, LLC	Delaware	71-0846659

UAG LOS GATOS, INC.	Delaware	76-0759098

UAG MARIN, INC.	Delaware	76-0759100

UAG MEMPHIS II, INC.	Delaware	62-1722683

UAG MEMPHIS IV, INC.	Delaware	62-1722679

UAG MEMPHIS MANAGEMENT, INC.	Delaware	62-1722677

UAG MENTOR ACQUISITION, LLC	Delaware	38-3553602

UAG MICHIGAN CADILLAC, LLC	Delaware	38-3543705

UAG MICHIGAN H1, LLC	Delaware	42-1539792

UAG MICHIGAN PONTIAC-GMC, LLC	Delaware	38-3543709

UAG MICHIGAN T1, LLC	Delaware	38-3543711

UAG MICHIGAN TMV, LLC	Delaware	38-3544903

UAG MINNEAPOLIS B1, LLC	Delaware	76-0819658

UAG NANUET II, LLC	Delaware	22-3784978

UAG NORTHEAST, LLC	Delaware	13-3914694

UAG REALTY, LLC	Delaware	38-3543708

UAG ROYAL PALM M1, LLC	Delaware	06-1774003

UAG ROYAL PALM, LLC	Delaware	80-0072974

UAG SAN DIEGO A1, INC.	Delaware	20-3697335

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
UAG SAN DIEGO AU, INC.	Delaware	20-3955972

UAG SAN DIEGO H1, INC.	Delaware	20-3697304

UAG SAN DIEGO MANAGEMENT, INC.	Delaware	20-3955897

UAG STEVENS CREEK II, INC.	Delaware	47-0957526

UAG TEXAS II, INC.	Delaware	13-3933083

UAG TEXAS, LLC	Delaware	13-3933080

UAG TULSA HOLDINGS, LLC	Delaware	51-0410923

UAG TURNERSVILLE REALTY, LLC	Delaware	38-3543708

UAG VK, LLC	Delaware	38-3590846

UAG WEST BAY AM, LLC	Delaware	61-1442389

UAG WEST BAY FM, LLC	Delaware	86-1088680

UAG WEST BAY IA, LLC	Delaware	30-0150593

UAG WEST BAY IAU, LLC	Delaware	61-1442390

UAG WEST BAY IB, LLC	Delaware	35-2196049

UAG WEST BAY II, LLC	Delaware	38-3672787

UAG WEST BAY IL, LLC	Delaware	30-0150590

UAG WEST BAY IM, LLC	Delaware	37-1458215

UAG WEST BAY IN, LLC	Delaware	04-3805793

UAG WEST BAY IP, LLC	Delaware	32-3360132

UAG WEST BAY IV, LLC	Delaware	32-0060125

UAG WEST BAY IW, LLC	Delaware	36-4521984

UAG YOUNG II, INC.	Delaware	13-3985679

UAG-CARIBBEAN, INC.	Delaware	13-3980142

UNITED AUTO LICENSING, LLC	Delaware	38-3556189

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
UNITED AUTO SCOTTSDALE PROPERTY HOLDINGS, LLC	Delaware	86-1123497

UNITED AUTOCARE PRODUCTS, LLC	Delaware	13-3922210

UNITED NISSAN, INC.	Georgia	58-2038392

UNITED NISSAN, INC.	Tennessee	62-0790848

UNITED RANCH AUTOMOTIVE, LLC	Delaware	86-1008720

UNITEDAUTO DODGE OF SHREVEPORT, INC.	Delaware	72-1393145

UNITEDAUTO FIFTH FUNDING, INC.	Delaware	16-1549850

UNITEDAUTO FINANCE, INC.	Delaware	16-1456003

UNITEDAUTO FOURTH FUNDING INC.	Delaware	16-1543345

WEST PALM AUTO MALL, INC.	Florida	65-0050208

WEST PALM NISSAN, LLC	Delaware	06-1773996

WESTBURY SUPERSTORE, LTD.	New York	11-2983989

WTA MOTORS, LTD.	Texas	33-1011102

YOUNG MANAGEMENT GROUP, INC.	Indiana	35-1897920

(1)  The address of each guarantor is 2555 Telegraph Road, Bloomfield Hills, MI 48302.

c/o Penske Automotive Group, Inc.

2555 Telegraph Road

Bloomfield Hills, Michigan 48302

(248) 648-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Each of the Co-Registrant’s Principal Executive Offices)

Shane M. Spradlin

Executive Vice President and General Counsel

2555 Telegraph Road

Bloomfield Hills, Michigan 48302

Telephone No.: (248) 648-2560

Facsimile No.: (248) 648-2515

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service of Process for Each of the Co-Registrants)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-193394) of Penske Automotive Group, Inc. (the “Company”) and its subsidiary guarantor registrants (the “Registration Statement”) is being filed to (i) add PAG Acquisition 48, LLC, PAG Acquisition 49, LLC, PAG Acquisition 50, LLC, PAG Acquisition 51, LLC, PAG Acquisition 52, LLC, PAG Acquisition 53, LLC, PAG Acquisition 54, LLC, PAG Acquisition 55, LLC, PAG New Jersey CS, LLC and PAG Pennsylvania CS, LLC, Penske Commercial Vehicles US, LLC, ATC Knoxville, LLC, ATC Chattanooga, LLC, The Around The Clock Freightliner Group, LLC, ATC West Texas, LLC, Single Source Truck Parts, LLC, ATC Realty Investments, LLC and Bowen Realty Investments, LLC, all subsidiaries of the Company, as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement, (ii) change the name of co-registrants PAG Acquisition 44, LLC, PAG Acquisition 45, LLC, PAG Acquisition 46, LLC, PAG Acquisition 47, LLC, UAG San Diego JA, Inc. and PAG West Acquisition 7, Inc. to PAG Washington A1, LLC, PAG New Jersey A1, LLC, PAG New Jersey P1, LLC, PAG New Jersey JL1, LLC, PAG Orange County S1, Inc. and PAG Orange County L1, Inc., respectively, and (iii) remove Scottsdale Jaguar, Ltd. because the entity merged with another co-registrant with such co-registrant surviving the merger.  No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement.  Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$ *
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Trustee fees and expenses	**
Miscellaneous	**
Total	$ **

*          The registrant is registering an indeterminate amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any additional registration fee until the time that the securities are sold under this registration statement pursuant to a prospectus supplement.

**   Not presently known.

Item 15.  Indemnification of Directors and Officers

The restated certificate of incorporation of Penske Automotive Group, Inc. (“Penske Automotive Group”) provides that a director of Penske Automotive Group will not be liable to Penske Automotive Group or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation of liability is not permitted under the Delaware General Corporation law (“DGCL”). Based on the DGCL as presently in effect, a director of Penske Automotive Group will not be personally liable to Penske Automotive Group or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director’s duty of loyalty to Penske Automotive Group or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or (4) for any transactions from which the director derived an improper personal benefit.

While these provisions give directors protection from awards for monetary damages for breaches of their duty of care, they do not eliminate the duty. Accordingly, Penske Automotive Group’s certificate of incorporation will have no effect on the availability of equitable remedies such as injunction or rescission based on a director’s breach of his or her duty of care.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

The Restated Certificate of Incorporation and the By-laws of Penske Automotive Group provide that Penske Automotive Group will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to Penske Automotive Group or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. Penske Automotive Group maintains standard policies of directors’ and officers’ liability insurance.

Arizona Registrants:

The registrants organized as corporations under Arizona law are subject to the provisions of the Arizona Corporations and Associations Act (“ACAA”). Section 10-851 of the ACAA provides that, subject to certain limitations, a corporation may indemnify a director against liability incurred in the proceeding if all of certain specified conditions exist, or as provided in the corporation’s articles of incorporation. A corporation may not indemnify a director who was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification is limited to reasonable expenses incurred in connection with the proceeding.

Section 10-851 of the ACAA permits an Arizona corporation to eliminate or limit in its articles of incorporation the liability of a director to the corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except under certain specified circumstances and permits an Arizona corporation to include in its articles of incorporation a provision permitting or making obligatory indemnification of a director for liability to any person for any action taken, or any failure to take any action, as a director, except for certain exceptions.

The articles of incorporation of SA Automotive, Ltd., Scottsdale Management Group, Ltd., and Sigma Motors Inc. provide that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations. In addition, these articles of incorporation provide that each corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents for expenses incurred in any legal action brought or threatened against them for any action or omission alleged to have been committed while acting within the scope of their position at the corporation, subject to certain limitations.

The articles of incorporation of Sigma Motors Inc. provide that the corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the corporation, and is mandatory in all circumstances in which indemnification is permitted by law. The articles of incorporation further provide that, to the fullest extent permitted by Arizona law, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

Scottsdale Ferrari, LLC is subject to the Arizona Limited Liability Company Act (“ALLCA”). Section 29-610(A)(13) of the ALLCA permits a limited liability company to indemnify a member, manager, employee, officer, agent or any other person.

Arkansas Registrants:

The registrants organized as corporations under Arkansas law are subject to the provisions of the Arkansas Business Corporation Act (“ABCA”). Under Section 4-27-850 of the ABCA, a corporation has power to indemnify a director, officer, employee, or agent of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the director, officer, employee, or agent is found to be liable to the corporation, indemnification is not permitted unless the court in which such action or suit was brought determines that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 4-27-202(b)(3) of the ABCA permits an Arkansas corporation to eliminate or limit in its articles of incorporation the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.

The articles of incorporation of Landers Buick-Pontiac, Inc. provide that to the fullest extent permitted by the ABCA, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The articles of incorporation further provide that the corporation may indemnify any person who was, or is, a party, or is threatened to be made a party, to a proceeding to the fullest extent permitted by the ABCA.

The articles of incorporation of Landers Ford North, Inc. provide that to the fullest extent permitted by law, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except under certain circumstances. The articles of incorporation and the bylaws of both registrants provide that the corporation shall indemnify, to the fullest extent permitted by Arkansas law, any person who was or is a party or is threatened to be made a party to a proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, under certain circumstances and subject to certain limitations, and these rights are not exclusive of any other indemnification rights granted by law or in other organizational documents.

California Registrants:

The registrants organized as corporations under California law are subject to the provisions of the California Corporations Code (“CCC”). Section 317 of the CCC authorizes a court to award, or a corporation’s board of directors to grant, indemnity to any agent of the corporation under certain circumstances and subject to certain limitations.

Section 204(a)(10) of the CCC permits a corporation to provide in its articles of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of such director’s duties, subject to certain limitations.

The articles of incorporation of Relentless Pursuit Enterprises, Inc. provide that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The articles of incorporation further provide that each corporation is authorized to provide indemnification of agents for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with agents or both, in excess of the indemnification otherwise permitted by the CCC, subject to the limits of the CCC.

The bylaws of KMT/UAG, Inc. and Relentless Pursuit Enterprises, Inc. permit each corporation to indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions that are specified in the CCC.

Connecticut Registrant:

Connecticut has no statute governing indemnification or limitation of liability for controlling persons, directors, or officers of general partnerships, and Danbury Auto Partnership’s organizational documents do not provide for indemnification or limitation of liability.

Delaware Registrants:

The registrants organized as corporations under Delaware law are subject to the provisions of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors, officers, employees and agents of the corporation under certain circumstances and subject to certain limitations.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.

The certificates of incorporation of the Delaware corporate registrants generally provide for both limitation of liability and indemnification. The bylaws of the Delaware registrants generally provide for indemnification of directors and officers.

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) permits a limited liability company to indemnify any member or manager of the company from and against any and all claims and demands whatsoever.

Section 18-1101 of the DLLCA permits a limited liability company to provide in its limited liability company agreement that a member, manager or other person shall not be liable for breach of contract and breach of duties to the limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by the limited liability company agreement, subject to certain limitations.

The operating agreements of the Delaware limited liability company registrants provide that a manager shall not be liable to the company or any other person for actions on behalf of the company or in furtherance of the company’s business, subject to certain limitations. The operating agreements further provide that the company shall indemnify any manager, member or other specified persons to the fullest extent provided or allowed by the DLLCA, subject to certain limitations.

Florida Registrants:

Section 607.0850 of the Florida Business Corporation Act (“FBCA”) authorizes a court to award, or a Florida incorporated registrant’s board of directors to grant, indemnity to officers, directors, employees or other agents of the corporation under certain circumstances and subject to certain limitations. In addition, Section 607.0831 of the FBCA provides that a director shall not be personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy by such director, subject to certain limitations.

The bylaws of each of the Florida corporate registrants provide that the corporation shall indemnify directors, officers, employees, or agents to the extent and in the manner permitted by the FBCA, and that each corporation has the power to make further indemnification as permitted by the FBCA except to indemnify any person against gross negligence or willful misconduct.

Section 620.1303 of the Florida Revised Uniform Limited Partnership Act provides that a limited partner is not personally liable, directly or indirectly, by way of contribution or otherwise, for an obligation of the limited partnership solely by reason of being a limited partner, even if the limited partner participates in the management and control of the limited partnership.

Georgia Registrants:

The registrants organized as corporations under Georgia law are subject to the provisions of the Georgia Business Corporation Code (“GBCC”). Section 14-2-851 of the GBCC permits a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding under certain circumstances. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses if certain requirements are met, or if the director is found liable on the basis that personal benefit was improperly received by him or her, unless such indemnification is permitted by the articles of incorporation or bylaws, pursuant to Section 14-2-856 of the GBCC. Under Section 14-2-852 of the GBCC, a corporation is required to indemnify a director who was wholly successful in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 14-2-854 permits a court to order indemnification or advance for expenses if it determines that the director is entitled to indemnification under specified circumstances. Section 14-2-857 permits indemnification of officers, if specified requirements are met.

In addition, Section 14-2-202(b)(4) of the GBCC provides that the articles of incorporation of a Georgia corporation may include a provision eliminating or limiting the liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for certain types of liability.

The articles of incorporation of United Nissan, Inc. provide that no director of the corporation shall have personal liability to the corporation or to its shareholders for monetary damages for breach of fiduciary duty of care or other duty as a director, subject to certain limitations.

The bylaws of Peachtree Nissan, Inc. and United Nissan, Inc. provide that each corporation shall indemnify and hold harmless directors, officers, employees and agents of the corporation in actions by persons other than the corporation and in actions by or in the name of the corporation, under certain circumstances and subject to certain limitations. The bylaws further provide that this indemnification is not exclusive of any other right to which the person indemnified is entitled. In addition, the United Nissan, Inc. bylaws provide that unless the articles of incorporation provide otherwise, a director or officer of the corporation may apply to court for indemnification, which the court may order if specified requirements are met, and that if authorized by the articles of incorporation or resolution approved by the shareholders, the corporation may indemnify or obligate itself to indemnify a director or officer regardless of the other limitations provided in the bylaws, subject to specified requirements.

Indiana Registrants:

The registrants organized as corporations under Indiana law are subject to the provisions of the Indiana Business Corporation Law (“IBCL”). Section 23-1-37-8 of the IBCL permits an Indiana corporation to indemnify directors against liability incurred in the proceeding if certain requirements are met. Section 23-1-37-9 of the IBCL requires a corporation to indemnify a director who was wholly successful in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under IBCL Section 23-1-37-11, unless a corporation’s articles of incorporation provide otherwise, a director may apply for indemnification to the court, which may order indemnification if it determines that the specified requirements are met. Unless the corporation’s articles of incorporation provide otherwise, officers and other employees may also be indemnified under Section 23-1-37-13 of the IBCL, under specified circumstances. Section 23-1-37-15 of the IBCL expressly permits a corporation to include additional indemnification rights in its articles of incorporation or bylaws.

The articles of incorporation of Dan Young Chevrolet, Inc. provide that the corporation shall indemnify directors, officers, employees, or agents of the corporation under specified circumstances, except if such person is found to be liable for negligence or misconduct in the performance of a duty to the corporation. The indemnification provided in the articles of incorporation is not exclusive of any rights to which such person may otherwise be entitled. The articles of incorporation of Young Management Group, Inc. provide that directors, officers, employees and agents of the corporation shall be indemnified if specified requirements are met, subject to certain limitations.

The registrants organized as limited liability companies under Indiana law are subject to the provisions of the Indiana Business Flexibility Act (“IBFA”). Section 23-18-4-4 of the IBFA provides that a limited liability company’s operating agreement may eliminate or limit the personal liability of a member or manager for monetary damages for breach of certain duties, and provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Nevada Registrant:

Section 78.7502 of the General Corporation Law of Nevada (“GCLN”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers and directors of the corporation under certain circumstances and subject to certain limitations. In addition, Section 78.138(7) of the GCLN provides that, unless the articles of incorporation or an amendment thereto filed after October 1, 2003 provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in such person’s capacity as a director or officer unless it is proven that (i) such person’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) such person’s breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The articles of incorporation of Tamburro Enterprises, Inc. provide that no director or officer shall have personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, subject to certain limitations. The bylaws of Tamburro Enterprises, Inc. provide that the corporation must indemnify, to the maximum extent permitted by the GCLN, directors, officers, employees or agents of the corporation, under specified circumstances. The bylaws further provide that this right does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation, agreement, or otherwise.

New Jersey Registrants:

The New Jersey Business Corporation Act (“NJBCA”) governs the corporations organized in New Jersey. Section 14A:3-5 of the NJBCA permits a New Jersey corporation to indemnify a corporate agent (which includes directors, officers, employees or agents) against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if certain requirements are met. In addition, a corporation may indemnify a corporate agent against expenses in connection with any proceeding by or in the right of the corporation which involves the corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification may be provided if the corporate agent has been adjudged to be liable to the corporation, except to the extent that the court determines that the corporate agent is fairly and reasonably entitled to indemnity. A New Jersey corporation must indemnify a corporate agent against expenses to the extent the corporate agent has been successful on the merits or otherwise in any proceeding referred to above. Section 14A:3-5(8) of the NJBCA also expressly permits a corporation to include additional indemnification provisions in its organizational documents. Section 14A:2-7(3) of the NJBCA further states that the certificate of incorporation of a New Jersey corporation may provide that a director or officer shall not be personally liable, or shall be liable only to the extent provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except in certain circumstances.

The articles of incorporation of Classic Auto Group, Inc., Classic Management Company, Inc., and UAG CHCC, Inc. provide that no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except in accordance with the NJBCA.

The bylaws of the New Jersey registrants generally provide that each corporation shall indemnify any corporate agent to the fullest extent permitted by the NJBCA, subject to specified limitations. The bylaws of Classic Auto Group, Inc., Classic Turnersville, Inc., UAG CHCC, Inc., and UAG Chevrolet, Inc. also permit the board of directors to similarly indemnify any corporation agent in connection with specified proceedings.

The New Jersey Uniform Partnership Act (1996) contains no provisions for indemnification or limitation of liability, and the New Jersey general partnership registrants’ organizational documents do not provide for indemnification or limitation of liability.

New York Registrant:

Westbury Superstore, Ltd. is subject to the provisions of the New York Business Corporation Law (“NYBCL”). Section 722 of the NYBCL provides that a corporation may indemnify its directors or officers, if certain requirements are met and subject to certain limitations. Section 724 of the NYBCL provides that, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or shareholders, indemnification shall be awarded by a court to the extent authorized under the NYBCL, upon application of the director or officer, subject to certain limitations. Section 721 provides that the indemnification provisions of the NYBCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled, subject to certain limitations.

Oklahoma Registrants:

The registrants organized as limited liability companies under Oklahoma law are subject to the provisions of Oklahoma Limited Liability Company Act (“OLLCA”). Section 2017 of the OLLCA provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands as are set forth in the limited liability company agreement.  The limited liability company agreements of the Oklahoma registrants do not provide for indemnification or limitation of liability.

Ohio Registrants:

PAG Mentor A1, Inc. is subject to the provisions of the Ohio General Corporation Law (“OGCL”). Section 1701.13(E) of the OGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations. In addition, Section 1701.59(E) provides that, unless otherwise provided in the articles of incorporation or bylaws, a director shall be liable in damages for any action that the director takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation.

The certificate of incorporation of PAG Mentor A1, Inc. provides that the corporation may indemnify or agree to indemnify directors, officers, employees, or agents of the corporation under certain circumstances and subject to certain limitations. The certificate of incorporation provides that a director, officer, employee, or agent who has been successful in a proceeding shall be indemnified, if specified conditions are met. The indemnification provided in the certificate of incorporation is not exclusive of any other rights to which the person seeking indemnification may be entitled. The bylaws of PAG Mentor A1, Inc. further provide that the corporation shall indemnify directors, officers, employees and agents to the fullest extent permitted by law, and that this right is not exclusive of any other rights to which the person seeking indemnification may be entitled.

SDG Automotive Investments, LLC is organized as a limited liability company under the laws of Ohio.

SDG Automotive Investments, LLC is subject to the provisions of the Ohio Revised Code (“ORC”). Section 1705.32 of the ORC permits a limited liability company to indemnify any person. Furthermore, Section 1705.29(D) of the ORC provides that, unless otherwise provided in the articles of incorporation or operating agreement, a manager of a limited liability company shall be liable for damages for any action that such manager takes or fails to take as a manager only if it is proved by clear and convincing evidence in a court with jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the company or undertaken with reckless disregard for the best interests of the company.

South Carolina Registrants:

The registrants organized as corporations under South Carolina law are subject to the provisions of the South Carolina Code of Laws (“SCCL”). In particular, Article 5 of Chapter 8 of the SCCL authorizes a corporation to indemnify a director against liability incurred in the proceeding if certain conditions are met and, unless the corporation’s articles of incorporation provide otherwise, authorizes a corporation to indemnify an officer, employee, or agent of the corporation who is not a director under specified circumstances. Unless the corporation’s articles of incorporation provide otherwise, a South Carolina corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation. However, a South Carolina corporation may not indemnify a director under Article 5 of Chapter 8 of the SCCL (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless a corporation’s articles of incorporation provide otherwise, a director may apply for indemnification to a court of competent jurisdiction, which may order indemnification if it determines that the director is entitled to it. In addition, Section 33-2-102(e) of the SCCL permits a South Carolina corporation that meets certain specified criteria to include in its articles of incorporation provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision may not eliminate or limit the liability of a director under certain circumstances.

The bylaws of Gene Reed Chevrolet, Inc. provide that the corporation shall indemnify and save harmless all directors, officers, employees or agents of the corporation to the fullest extent permitted by the SCCL. The bylaws of Michael Chevrolet-Oldsmobile, Inc. provide that unless otherwise provided in the articles of incorporation, the corporation shall indemnify its directors under certain specified circumstances, and subject to certain limitations, and may indemnify officers, employees or agents of the corporation, as determined by the board of directors.

Tennessee Registrant:

United Nissan, Inc. is subject to the provisions of Title 48 of the Tennessee Code (“TC”). In particular, Section 48-18-502 of the TC authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations. Section 48-18-503 provides that, unless limited by its charter, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party under specified circumstances. Additionally, Section 48-12-102(b) permits a Tennessee corporation to include in its charter a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain limitations.

The charter of United Nissan, Inc. provides that no director shall be liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty, subject to certain limitations. The charter further provides that the directors, officers, employees and agents of the corporation shall be entitled to indemnification in accordance with the TC and in certain specified circumstances, and that these rights do not affect any rights to indemnification to which directors, officers, employees or agents may be entitled by contract or under the TC. The bylaws of United Nissan, Inc. provide that the corporation shall indemnify officers and directors under certain circumstances and subject to certain limitations.

Texas Registrants:

Section 8.003 of Title 1 of the Texas Business Organizations Code (“TBOC”) provides that the certificate of formation of a corporation may restrict the circumstances under which the corporation must or may indemnify a person. Sections 8.051 and 8.101 of the TBOC provides that a corporation must indemnify a governing person, former governing person, or delegate in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful in the defense of the proceeding, and may indemnify such a person under certain other circumstances and subject to certain limitations. Section 8.052 permits a court to order a corporation to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. In addition, Section 7.001 of Title 1 of the TBOC allows a Texas corporation in its certificate of formation to provide that a governing person of the organization is not liable, or is liable only to the extent provided by the certificate of formation or similar instrument, to the organization or its owners or members for monetary damages for an act or omission by the person in the person’s capacity as a governing person, except under certain circumstances.

The bylaws of Classic Special Advertising, Inc. provide that the corporation shall indemnify its directors and officers to the maximum extent permitted by the TBOC, subject to certain limitations, and that this provision is not exclusive of any other rights to which an officer or director may be entitled under any bylaw, agreement, insurance policy, or otherwise.

Sections 8.051 and 8.101 of Title 1 of the TBOC provides that a limited partnership must indemnify a governing person, former governing person, or delegate in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful in the defense of the proceeding, and may indemnify such a person under certain other circumstances and subject to certain limitations. Section 8.052 permits a court to order a limited partnership to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. In addition, Section Sec. 8.003. allows the written partnership agreement of a limited partnership to restrict the circumstances under which the limited partnership must or may indemnify or may advance expenses to a person.

The partnership agreements or limited liability company agreements of the Texas registrants provide for limitation of liability of the partners to the partnership or members

Item 16.  Exhibits

A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

Item 17.  Undertakings

Each of the undersigned co-registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)  Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the TIA”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan on the 11th  day of May, 2016.

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/ J.D. Carlson
J.D. Carlson
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 11th  day of May, 2016.

Signature	Position

*	Chairman and Chief Executive Officer	May 11, 2016
Roger S. Penske	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	May 11, 2016
J.D. Carlson	(Principal Financial and Accounting Officer)

*	Director	May 11, 2016
Kanji Sasaki

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*	Director	May 11, 2016
John D. Barr

*	Director	May 11, 2016
Michael R. Eisenson

*	Director	May 11, 2016
William J. Lovejoy

*	Director	May 11, 2016
Kimberly J. McWaters

*	Director	May 11, 2016
Lucio A. Noto

*	Director	May 11, 2016
Greg Penske

*	Director	May 11 2016
Sandra E. Pierce

*	Director	May 11, 2016
Ronald G. Steinhart

*	Director	May 11, 2016
H. Brian Thompson

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Classic Auto Group, Inc.

Classic Enterprises, LLC

Classic Imports, Inc.

Classic Management Company, Inc.

Classic Motor Sales, LLC

Classic Nissan of Turnersville, LLC

Classic Turnersville, Inc.

Cycle Holdings, LLC

DiFeo Partnership LLC

HBL, LLC

PAG Annapolis JL1, LLC

PAG Chantilly M1, LLC

PAG Connecticut LR1, LLC

PAG East, LLC

PAG Edison B1, LLC

PAG Greenwich B1, LLC

PAG Greenwich Holdings, LLC

PAG New Jersey A1, LLC

PAG New Jersey JL1, LLC

PAG New Jersey P1, LLC

PAG Turnersville AU, LLC

PAG Washington A1, LLC

Somerset Motors, Inc.

UAG Chantilly AU, LLC

UAG Hudson CJD, LLC

UAG Central NJ, LLC

UAG Classic, Inc.

UAG Connecticut, LLC

UAG Hudson, Inc.

UAG Nanuet II, LLC

UAG Northeast, LLC

UAG Turnersville Realty, LLC

UAG West Bay AM, LLC

UAG West Bay FM, LLC

UAG West Bay IA, LLC

UAG West Bay IAU, LLC

UAG West Bay IB, LLC

UAG West Bay II, LLC

UAG West Bay IL, LLC

UAG West Bay IM, LLC

UAG West Bay IN, LLC

UAG West Bay IP, LLC

UAG West Bay IW, LLC

By:	/s/ John Cragg
John Cragg
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
John Cragg	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

PAG Atlanta Management, Inc.

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	May 11, 2016
R. Whitfield Ramonat	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

County Auto Group Partnership

Danbury Auto Partnership

DiFeo Chrysler Plymouth Jeep Eagle Partnership

DiFeo Hyundai Partnership

DiFeo Leasing Partnership

DiFeo Nissan Partnership

DiFeo Tenafly Partnership

OCT Partnership

By: DiFeo Partnership, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
John Cragg	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Hudson Motors Partnership

By:	DiFeo Partnership, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
John Cragg	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Somerset Motors Partnership

By:	DiFeo Partnership, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
John Cragg	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

UAG East, LLC

United Auto Finance, Inc.

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	May 11, 2016
John Cragg	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Late Acquisition I, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	May 11, 2016
Walter P. Czarnecki, Jr.	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

PAG International Services, LLC

UAG International Holdings, Inc.

By:	/s/ J.D. Carlson
J.D. Carlson
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
Roger S. Penske	(Principal Executive Officer)

*	President and Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

UAG Realty, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and President	May 11, 2016
Roger S. Penske	(Principal Executive Officer)

*	President and Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

CJNS, LLC		Peter Pan Motors, Inc.

Classic Special Advertising, Inc.		PMRC, LLC

Classic Special Automotive GP, LLC		Relentless Pursuit Enterprises, Inc.

Classic Special, LLC		SA Automotive, Ltd.

Europa Auto Imports, Inc.		SAU Automotive, Ltd.

GMG Motors, Inc.		Scottsdale 101 Management, LLC

Goodson North, LLC		Scottsdale Ferrari, LLC

Goodson Spring Branch, LLC		Scottsdale Management Group, Ltd.

HT Automotive, LLC		Scottsdale Paint & Body, LLC

KMT/UAG, Inc.		Sigma Motors, Inc.

Late Acquisition II, LLC		SK Motors, LLC

PAG Austin H1, LLC		SL Automotive, LLC

PAG AZ Properties, LLC		Sun Motors, LLC

PAG Clovis T1, Inc.		Tamburro Enterprises, Inc.

PAG Marin M1, Inc.		UAG Capitol, Inc.

PAG McAllen H1, LLC		UAG Clovis, Inc.

PAG McAllen T1, LLC		UAG Escondido A1, Inc.

PAG North Scottsdale BE, LLC		UAG Escondido H1, Inc.

PAG Northern California Management, Inc.		UAG Escondido M1, Inc.

PAG Ontario B1, Inc.		UAG Los Gatos, Inc.

PAG Orange County Management Company, Inc.		UAG Marin, Inc.

PAG Orange County L1, Inc.		UAG San Diego A1, Inc.

PAG Orange County RR1, Inc.		UAG San Diego AU, Inc.

PAG Orange County S1, Inc.		UAG San Diego H1, Inc.

PAG San Francisco N1, Inc.		UAG San Diego Management, Inc.

PAG Santa Ana AVW, Inc.		UAG Stevens Creek II, Inc.

PAG Santa Ana B1, Inc.		UAG Texas II, Inc.

PAG Surprise T1, LLC		UAG Texas, LLC

PAG Tempe M1, LLC		UAG VK, LLC

PAG West Acquisition 8, Inc.		United Ranch Automotive, LLC

PAG West Acquisition 9, Inc.

	By:	/s/ Bernard W. Wolfe
Bernard W. Wolfe,
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
Bernard W. Wolfe	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

PAG Texas Management Company, LLC

PAG West, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	May 11, 2016
Bernard W. Wolfe	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Automotive Media Holdings, LLC		UAG Carolina, Inc.

Central Ford Center, Inc.		UAG CHCC, Inc.

Covington Pike Dodge, Inc.		UAG Chevrolet, Inc.

Florida Chrysler Plymouth, Inc.		UAG Citrus Motors, LLC

Gene Reed Chevrolet, Inc.		UAG Graceland II, Inc.

Landers Buick-Pontiac, Inc.		UAG Memphis IV, Inc.

Landers Ford North, Inc.		UAG Michigan Cadillac, LLC

Michael Chevrolet-Oldsmobile, Inc		UAG Michigan Pontiac-GMC, LLC

Motorcars Acquisition III, LLC		UAG Michigan T1, LLC

Motorcars Acquisition VI, LLC		UAG Michigan TMV, LLC

National City Ford, Inc.		UAG West Bay IV, LLC

PAG Acquisition 27, LLC		UnitedAuto Dodge of Shreveport, Inc.

PAG Acquisition 28, LLC		United Nissan, Inc. (GA)

PAG Distributor S1, LLC		United Nissan, Inc. (TN)

PAG Goodyear F1, LLC		West Palm Auto Mall, Inc.

PAG West Bay MIT, LLC		Westbury Superstore, Ltd.

Peachtree Nissan, Inc.		Young Management Group, Inc.

	By:	/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.,
Chairman of the Board and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board, President and Director	May 11, 2016
Robert H. Kurnick, Jr.	(Principal Executive Officer)

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

PAG Acquisition 48, LLC

PAG Acquisition 49, LLC

PAG Acquisition 50, LLC

PAG Acquisition 51, LLC

PAG Acquisition 52, LLC

PAG Acquisition 53, LLC

PAG Acquisition 54, LLC

PAG Acquisition 55, LLC

By:	/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.,
Chairman of the Board and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Robert H. Kurnick, Jr.	Chairman of the Board, President and Director	May 11, 2016
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ J.D. Carlson	Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

United Auto Scottsdale Property Holdings, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	May 11, 2016
Bernard W. Wolfe	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

UAG Houston Acquisition, Ltd.

By: UAG Texas, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
Bernard W. Wolfe	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

WTA Motors, Ltd.

By: Late Acquisition II, LLC

Its: General Partner

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
Bernard W. Wolfe	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

United Auto Licensing, LLC

By:	/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.,
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President, Treasurer and Director	May 11, 2016
Robert H. Kurnick, Jr.	(Principal Executive Officer, Principal Accounting
Officer and Principal Financial Officer)

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Auto Mall Payroll Services, Inc.

Brett Morgan Chevrolet-Geo, Inc.

D. Young Chevrolet, LLC

Dan Young Chevrolet, Inc.

Dan Young Motors, LLC

Dealer Accessories, LLC

FRN of Tulsa, LLC

Landers Auto Sales, LLC

Motorcars Acquisition IV, LLC

Motorcars Acquisition V, LLC

Motorcars Acquisition, LLC

PAG Arkansas F1, LLC

PAG Arkansas F2, LLC

PAG Bedford A1, LLC

PAG Bedford P1, LLC

PAG Bedford Properties, LLC

PAG Davie P1, LLC

PAG Madison L1, LLC

PAG Madison T1, LLC

PAG Mentor A1, LLC

PAG Michigan Holdings, LLC

PAG Orlando General, LLC

PAG Orlando Limited, LLC

Palm Auto Plaza, LLC

SDG Automotive Investments, LLC

UAG Arkansas FLM, LLC

UAG Atlanta H1, LLC

UAG Atlanta IV Motors, Inc.

UAG Central Region Management, LLC

UAG Duluth, Inc.

UAG Fayetteville I, LLC

UAG Fayetteville II, LLC

UAG Fayetteville III, LLC

UAG Kissimmee Motors, LLC

UAG Landers Springdale, LLC

UAG Memphis II, Inc.

UAG Memphis Management, Inc.

UAG Mentor Acquisition, LLC

UAG Michigan H1, LLC

UAG Minneapolis B1, LLC

UAG Royal Palm M1, LLC

UAG Royal Palm, LLC

UAG Tulsa Holdings, LLC

UAG Young II, Inc.

UAG-Caribbean, Inc.

West Palm Nissan, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
R. Whitfield Ramonat	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

United AutoCare Products, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	May 11, 2016
R. Whitfield Ramonat	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

PAG Investments, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
Robert H. Kurnick, Jr.	(Principal Executive Officer)

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Atlantic Auto Funding Corporation

Atlantic Auto Second Funding Corporation

Atlantic Auto Third Funding Corporation

UAG Finance Company, Inc.

United Auto Fifth Funding, Inc.

United Auto Fourth Funding, Inc.

By:	/s/ J.D. Carlson
J.D. Carlson
President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	President. Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Executive Officer, Principal Accounting
Officer and Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Penske Car Rental (DT) Memphis, LLC

Penske Car Rental Holdings, LLC

Penske Car Rental Indiana, LLC

Penske Car Rental Memphis, LLC

By:	/s/ Claude H. Denker
Claude H. Denker,
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	May 11, 2016
Claude H. Denker	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Classic Oldsmobile Pontiac-GMC Truck, Ltd.

Classic Special Automotive, Ltd.

Classic Special Hyundai, Ltd.

Hill Country Imports, Ltd.

By: Tamburro Enterprises, Inc.

Its: General Partner

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
Bernard W. Wolfe	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

PAG Orlando Partnership, Ltd.

By: PAG Orlando General, Inc.

Its: General Partner

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	May 11, 2016
R. Whitfield Ramonat	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

PAG Cycles MI, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	President	May 11, 2016
John Erickson	(Principal Executive Officer)

*	Director	May 11, 2016
Robert H. Kurnick, Jr.

*By:	/s/ Shane M. Spradlin
Shane M. Spradlin
Attorney-in-fact

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Penske Commercial Vehicles US, LLC

By:	PAG Investments, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Richard Shearing	President, Chief Executive Officer and Manager	May 11, 2016
Richard Shearing	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Manager	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Assistant Secretary and Manager	May 11, 2016
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ George Brochick	Manager	May 11, 2016
George Brochick

/s/ Chinta Hari	Manager	May 11, 2016
Chinta Hari

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

ATC Chattanooga, LLC

ATC Knoxville, LLC

ATC Realty Investments, LLC

ATC West Texas, LLC

Single Source Track Part, LLC

The Around the Clock Freightliner Group, LLC

By: Penske Commercial Vehicles US, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Richard Shearing	President, Chief Executive Officer and Manager	May 11, 2016
Richard Shearing	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Manager	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Assistant Secretary and Manager	May 11, 2016
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ George Brochick	Manager	May 11, 2016
George Brochick

/s/ Chinta Hari	Manager	May 11, 2016
Chinta Hari

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

Bowen Realty Investments, LLC

By:	ATC Realty Investments, LLC

By:	/s/ J.D. Carlson
J.D. Carlson
Assistant Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Richard Shearing	President, Chief Executive Officer and Manager	May 11, 2016
Richard Shearing	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Manager	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Assistant Secretary and Manager	May 11, 2016
Robert H. Kurnick, Jr.	(Principal Executive Officer)

/s/ George Brochick	Manager	May 11, 2016
George Brochick

/s/ Chinta Hari	Manager	May 11, 2016
Chinta Hari

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrant’s has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on May 11, 2016.

PAG New Jersey CS, LLC

PAG Pennsylvania CS, LLC

By:	/s/ R. Whitfield Ramonat
R. Whitfield Ramonat
Chairman and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert H. Kurnick, Jr. and Shane M. Spradlin, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ R. Whitfield Ramonat	Chairman and President	May 11, 2016
R. Whitfield Ramonat	(Principal Executive Officer)

/s/ J.D. Carlson	Assistant Treasurer and Director	May 11, 2016
J.D. Carlson	(Principal Accounting Officer and
Principal Financial Officer)

/s/ Robert H. Kurnick, Jr.	Director	May 11, 2016
Robert H. Kurnick, Jr.

INDEX TO EXHIBITS

Exhibit
Number	Description

*1.1	Form(s) of Underwriting Agreement.

**4.1	Certificate of Incorporation (incorporated by reference to exhibit 3.2 to our Form 8-K filed on July 2, 2007).

**4.2	By-laws (incorporated by reference to exhibit 3.1 to our Form 8-K filed on October 23, 2013).

**4.3	Form of Senior Indenture.

**4.4	Form of Subordinated Indenture.

**4.5

Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.5 to Penske Automotive Group Inc.’s Registration Statement on Form S-1 filed on January 21, 2010, Registration No. 333-164453).

*4.6	Form of Debt Warrant Agreement, including forms of Debt Warrant Certificates.

*4.7	Form of Common Stock Warrant Agreement, including Warrant Certificate of Common Stock.

*4.8	Form of Preferred Stock Warrant Agreement, including Warrant Certificate for Preferred Stock.

*4.9	Certificate of Designation of Preferred Stock.

5	Opinion of Shane M. Spradlin, General Counsel of the Company, as to the legality of the securities being registered by this Post-Effective Amendment No. 2 to Form S-3.

12

Computation of ratio of earnings to fixed charges (incorporated herein by reference to Exhibit 12 to Penske Automotive Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, File No. 1-12297, and Exhibit 12 to Penske Automotive Group Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, File No. 1-12297).

**23.1	Consent of Deloitte & Touche LLP.

**23.2	Consent of KPMG.

23.3	Consent of Shane M. Spradlin, Esq. (contained in Exhibit 5).

24

Powers of attorney (included on signature pages to this Post-Effective Amendment No. 2 to the Registration Statement, to Post-Effective Amendment No. 1 to the Registration Statement and to the original filing of the Registration Statement).

**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee for Senior Indenture.

**25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee for Subordinated Indenture.

* To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**Previously filed as an Exhibit to the Registration Statement.